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                                                                    Exhibit 3.14

                         CERTIFICATE OF INCORPORATION

                                      OF

                     CHESAPEAKE OUTDOOR ENTERPRISES, INC.



          1.   The name of the corporation is:

               CHESAPEAKE OUTDOOR ENTERPRISES, INC.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is twenty-five thousand (25,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Twenty-Five Thousand Dollars ($25,000.00).

          The corporation intends to satisfy the requirements of Subchapter S of the Internal Revenue Code and to qualify its stock under Section 1244 of the Internal Revenue Code.
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          5A.  The name and mailing address of each incorporator is as follows:

          NAME                          MAILING ADDRESS
          ----                          ---------------

          J. L. Austin                  1209 Orange Street
                                        Wilmington, Delaware 19801

          M. C. Kinnamon                1209 Orange Street
                                        Wilmington, Delaware 19801

          T. L. Ford                    1209 Orange Street
                                        Wilmington, Delaware 19801

          5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

          NAME                          MAILING ADDRESS
          ----                          ---------------

          Jon L. Boisclair              3041 N Street, N.W.
                                        Washington, D.C. 20007

          Linda M. Murphy               3041 N Street, N.W.
                                        Washington, D.C. 20007

          6.   The corporation is to have perpetual existence.

          7. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter

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prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          9. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          WE, THE UNDERSIGNED, being each of the incorporations hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 8th day of February, 1989.


                                                             /s/
                                             -----------------------------------
                                             J. L. Austin



                                                             /s/
                                             -----------------------------------
                                             M. C. Kinnamon



                                                             /s/
                                             -----------------------------------
                                             T. L. Ford

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